SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 27, 2011

Date of Report

June 8, 2011

(Date of earliest event reported)

BLUE MOOSE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11807 Elk Drive

 Riverton, UT 84065

 (Address of principal executive offices, including zip code)

801-597-7797

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

On June 8, 2011, Ten Million (10,000,000) shares of the Company's common stock held in the name of Adam Krommenhoek were canceled and returned to the authorized but unissued shares of common stock of the Company.  After this transaction the Company had Thirty One Million Three Hundred Seventy One Thousand Seven Hundred Fifty (31,371,750) shares of common stock issued and outstanding.

Also on June 8, 2011, the Company authorized a three for one forward split of the Company's issued and outstanding shares of common stock for shareholders of record as of June 10, 2011.  As a result of the forward stock split, the number of outstanding shares of the corporation shall increase from Thirty One Million Three Hundred Seventy One Thousand Seven Hundred Fifty (31,371,750) shares to Ninety Four Million One Hundred Fifteen Thousand Two Hundred Fifty (94,115,250) shares.  This transaction is effective June 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE MOOSE MEDIA, INC.

/s/ Gordon Tattersall

Gordon Tattersall, President